UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): August 24, 2007

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	May ’07	Jun ’07	Jul ’07
Process Management	+15 to +20	+10	+15
Industrial Automation	+10	+10	+10
Network Power	+10 to +15	+10 to +15	+20
Climate Technologies	+10 to +15	+5	-5 to 0
Appliance and Tools	0	-5 to 0	-5 to 0
Total Emerson	+10	+5 to +10	+5 to +10

July 2007 Order Comments:

Order growth remained positive 5 to 10 percent for the three months ended in July as order rates remained strong in the capital goods and technology focused businesses, with softness in the consumer related businesses. Favorable currency exchange rates contributed approximately 3 percentage points to the order growth.

Process Management order growth increased to 15 percent and remained balanced across the valve, systems and measurement businesses.

Industrial Automation maintained 10 percent order growth driven by solid capital spending trends on a global basis. Orders also benefited from the weaker dollar.

Order growth for Network Power increased to 20 percent with continued strong growth across the power systems businesses and strength from the embedded power business.

Climate Technologies orders declined with continued softness in the North American housing markets and tough comparisons to the prior year. This softness was partially offset by expansion in the water heater controls industry, where Emerson won new business with a major OEM.

Appliance and Tools trends were consistent with the prior month, with softness from the consumer and residential related businesses partially offset by strength from the businesses exposed to non-residential construction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 24, 2007	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary